UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 2, 2014

VUZIX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

2166 Brighton-Henrietta Townline Road, Rochester, New York 14623

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Copy of Correspondence to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Secured Convertible Notes

On June 3, 2014, Vuzix Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with various institutional shareholders (the “Investors”) whereby the Company issued and sold to Investors a total of $3,000,000 in 5% Senior Secured Convertible Notes (the “Notes”) in a private placement transaction. There are no scheduled principal payments on the Notes, which are due on June 3, 2017. Interest is payable quarterly in shares of the Company’s Common Stock, provided certain conditions are met. The Notes are convertible into common stock at an initial conversion price of $2.25 per share, subject to adjustment as set forth in the Note, and are secured by all the present and future assets of the Company and its subsidiaries pursuant to a security agreement, dated June 3, 2014 (the “Security Agreement”). The Company is not otherwise permitted to prepay any portion of the principal amount of the Notes without the prior written consent of the Investors. Pursuant to a registration rights agreement, date June 3, 2014 (the “Registration Rights Agreement”), the Company has agreed to file a registration statement(s), relating to the resale of common stock issuable upon conversion of the Notes and interest by the Investors, within 30 days and to cause such registration statement to become effective within 120 days after it is filed.

The Notes and related Security Agreement contains certain customary Events of Default (including, but not limited to, default in payment of principal or interest thereunder, breaches of covenants, agreements, representations or warranties thereunder, the occurrence of an event of default under certain material contracts of the Company, including the transaction documents relating to this Note Transaction, changes in control of the Company and the entering or filing of certain monetary judgments against the Company). Upon the occurrence of any such Event of Default, the outstanding principal amount of the Debenture, plus liquidated damages, interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the Investors’ election, immediately due and payable in cash. Commencing five days after the occurrence of any Event of Default, the interest rate on the Debenture shall accrue at an interest rate equal to the lesser of 16% per annum or the maximum rate permitted under applicable law. The Company is also subject to certain customary non-financial covenants under the Note and related Security Agreement.

The Company granted the Investors a first priority security interest in all of the present and future assets of the Company and its subsidiaries, including the equity interests of its subsidiaries, to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes in accordance with the Security Agreement.

The above descriptions of the material terms of the Purchase Agreement, the Notes, the Security Agreement, Registration Rights Agreement and the other documents ancillary thereto, are qualified in their entirety by reference to the text of such documents, which are filed as Exhibits 10.1 to 10.4 to this Current Report on Form 8-K and are incorporated by reference herein

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above, which disclosures are incorporated herein by reference.

The issuance of the securities described above were completed in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

On June 2, 2014, the Company issued a press release regarding the Secured Convertible Note Transaction. A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated June 3, 2014
10.2	5% Senior Secured Convertible Note due June 3, 2017
10.3	Security Agreement dated June 3, 2014
10.4	Registration Rights Agreement dated June 3, 2014
99.1	Press Release dated June 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2014	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell Executive Vice-President and Chief Financial Officer